UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLASS LEWIS RECOMMENDS COMMONWEALTH REIT SHAREHOLDERS VOTE

TO REMOVE ENTIRE BOARD OF TRUSTEES

Another Leading Independent Proxy Advisory Firm Recommends Shareholders Support

Consent Solicitation

Corvex and Related Urge Shareholders to Sign, Date and Return GOLD Consent Card

Today

New York, NY, March 6, 2014 - Corvex Management LP and Related Fund Management, LLC, whose separately managed investment funds collectively own approximately 9.6% of the outstanding shares of CommonWealth REIT (NYSE:CWH), today commented on the report published by Glass Lewis & Co. (“Glass Lewis”), one of the nation’s leading independent proxy advisory firms, recommending for the second consecutive time that CommonWealth shareholders vote to remove the entire Board of Trustees.

Keith Meister of Corvex and Jeff T. Blau of Related issued the following statement:

“The two leading independent proxy advisory firms have now recommended the removal of all CommonWealth trustees, further validating our consent solicitation. These endorsements send a clear message – shareholders must put a stop to the nearly three decades of abysmal governance practices and end the value destruction at CommonWealth. We urge fellow shareholders to follow the strong recommendations from both Glass Lewis and Institutional Shareholder Services (ISS) and sign, date and return their GOLD consent card today.”

In its report, Glass Lewis made the observations below:

Regarding the case put forth by the Portnoy Board:

“Faced with the very clear prospect of a shareholder-led eviction, we find the board elected to submit little more than a redux of its previously failed arguments and suspect methodologies. We expect this circumstance speaks less to the current trustees’ ability to submit strong arguments, and more to the fact that there are so few strong arguments to submit in favor of the current trustees: CW’s unaffected returns have been objectively poor by any reasonable methodology, the fees paid to RMR have been both exorbitant and disproportionate to the middling gains realized by investors and the board has more than once attempted to impose sharply regressive governance policies on CW’s independent owners.”

Regarding transition to a new board:

“It is worth noting these risks [associated with the removal of the current board] are, for all intents and purposes, essentially the same as those previously presented to investors, and, in our view, continue to be both transitory and decidedly unlikely.”

“…we consider the possible valuation and governance upside associated with a reconstitution of the board and subsequent elimination of the external management agreement vastly outweighs

[the] uncertainties. By extension, we continue to believe shareholders should support the current arbitration-enforced solicitation and effect the board change proposed and supported nearly a full year ago.”

Regarding the Portnoys’ governance alterations:

“As a practical matter, then, we consider the common theme in CW’s governance shake-up does not, in fact, indicate a sudden appreciation for progressive engagement, but, rather, a board confronted with a fairly lopsided arbitration defeat, a narrowly evaded board-level expulsion and the looming prospect of a new, arbitration-ensured consent solicitation. In short, we believe the optimal path to better long-term governance and constructive engagement lies in the appointment of a new board, not through costly and time-consuming litigation and the interminable foot-dragging of the incumbent trustees.”

Regarding the Portnoys’ Distortions

“What it appears the board was ultimately able to take away from this marginally mitigated defeat — and how it elected to address the decidedly foreseeable effort by Corvex and Related to further pursue comprehensive board-level change — reflects, in our view, a disconcertingly intransigent reliance on half-truths, misdirection and flatly disingenuous analyses as a means to preserve the status quo.”

Corvex and Related urge shareholders to support the consent solicitation to start a new chapter for CommonWealth by signing, dating and returning the GOLD consent card TODAY.

If you have any questions or need assistance voting your shares, please call today D.F. King & Co., Inc., our proxy solicitor, at (800) 714-3313. Also visit us at www.shareholdersforcommonwealth.com.

About Corvex Management LP

Corvex Management LP is an investment firm headquartered in New York, New York that engages in value-based investing across the capital structure in situations with identifiable catalysts. Corvex was founded in March 2011 and follows an opportunistic approach to investing with a specific focus on equity investments, special situations and distressed securities largely in North America.

About Related Fund Management LLC

Related Fund Management, LLC is an affiliate of Related Companies, one of the most prominent privately-owned real estate firms in the United States. Formed 40 years ago, Related is a fully integrated, highly diversified industry leader with experience in virtually every aspect of development, acquisitions, management, finance, marketing and sales. Related’s existing portfolio of real estate assets, valued at over $15 billion, is made up of best-in-class mixed-use, residential, retail, office and affordable properties. For more information about Related Companies please visit www.related.com.

Additional Information Regarding the Solicitation

Corvex Management LP and Related Fund Management, LLC have filed a definitive solicitation statement with the Securities and Exchange Commission (the “SEC”) to (1) solicit consents to remove the entire board of trustees of CommonWealth REIT (the “Removal Proposal”), and (2) elect a slate of new trustees at a special meeting of shareholders that must be promptly called in the event that the Removal Proposal is successful. Investors and security holders are urged to read the definitive solicitation statement and other relevant documents because they contain important information regarding the solicitation. The definitive solicitation statement and all other relevant documents are available, free of charge, on the SEC’s website at www.sec.gov. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive solicitation statement filed with the SEC on January 28, 2014 and Supplement No. 1 filed with the SEC on February 13, 2014. Permission to quote third party reports was neither sought nor obtained.

For further information, contact:

Rupal Doshi

Corvex

(212) 474-6750

rdoshi@corvexcap.com

Joanna Rose

Related

(212) 801-3902

jrose@related.com

INVESTORS:

Edward McCarthy / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550